Exhibit 5.1(a)

THE LACLEDE GROUP, INC.

720 Olive Street

St. Louis, MO 63101

Mark C. Darrell

Senior Vice President

General Counsel &

Chief Compliance Officer

August 6, 2013

The Laclede Group, Inc.

720 Olive Street

St. Louis, Missouri 63101

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Chief Compliance Officer of The Laclede Group, Inc., a Missouri corporation (the “Company” or “Laclede Group”), and in that capacity I am familiar with the preparation of the registration statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) on the date hereof. The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to the Company contained therein (the “Prospectus”) and one or more supplements, free writing prospectuses or other offering materials with respect to the Prospectus (each, a “Prospectus Supplement”), by the Company of an unspecified number or amount and aggregate initial offering price of securities (the “Securities”) consisting of (a) senior debt securities, (b) subordinated debt securities (together with clause (a), the “Debt Securities”), (c) shares of the Company’s Preferred Stock, $25 par value per share, (d) shares of the Company’s Common Stock, $1.00 par value per share, (e) stock purchase contracts of the Company and (f) stock purchase units of the Company (the securities in clauses (c), (d), (e) and (f), collectively, the “Equity Securities”). The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have examined originals or certified copies of (a) the Registration Statement, (b) the form of Indenture relating to Senior Debt Securities filed as Exhibit 4.1 to the Registration Statement (as amended, supplemented or modified from time to time, the “Senior Debt Indenture”), between Laclede Group and The Bank of New York Mellon, as trustee (the “Senior Debt Trustee”), (c) the Indenture dated December 16, 2002, relating to Subordinated Debt Securities, between Laclede Group and The Bank of New York Mellon, as successor trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, each a “Trustee”), filed as Exhibit 4.2 to the Registration Statement (as amended, supplemented or modified from time to time, the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, each an “Indenture”) and (d) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as I have deemed appropriate for purposes of this letter. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which I assume to be true, correct and complete.

On the basis of the foregoing and assuming that (a) the Registration Statement, and any amendments thereto, will have become effective; (b) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission; (c) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors, the Company’s Articles of Incorporation and applicable law; (d) any Securities, including Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (e) the appropriate resolutions have been adopted by the Company’s Board of Directors (or a duly appointed committee or representative thereof) and remain effective authorizing the issuance and sale of the applicable Securities; (f) with respect to any Debt Securities, (i) the Indenture with respect thereto and the Trustee thereunder will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable, and (ii) the applicable Indenture and any supplemental indenture or officer’s certificate delivered pursuant thereto relating to such Debt Securities will have been, authorized, executed and delivered by the Company and the applicable Trustee; and (g) the applicable Securities have been issued and sold upon the terms specified in such resolutions and in compliance with applicable federal and state securities laws; I am of the opinion that:

1.	The Common Stock will be validly issued, fully paid and nonassessable upon receipt by the Company of the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board of Directors of the Company.

2.	The Preferred Stock will be validly issued, fully paid and nonassessable when all other necessary corporate action has been taken to fix the terms thereof and to authorize the execution and filing of a Certificate of Designation relating thereto with the Secretary of State of the State of Missouri, such Certificate of Designation having been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Missouri, and upon receipt by the Company of the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board of Directors of the Company.

3.	The Debt Securities will be duly authorized and legally issued when forms of such Debt Securities complying with the terms of the applicable Indenture and evidencing such Debt Securities will have been duly executed, authenticated, and delivered in accordance with the provisions of such Indenture, the applicable resolutions of the Company’s Board of Directors or supplemental indenture or officer’s certificate relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefore.

4.	The Stock Purchase Contracts will be duly authorized and legally issued and will constitute the binding obligations of the Company in accordance with their terms when all other necessary corporate action has been taken to authorize and approve the execution and delivery of the stock purchase contracts and the purchase contract agreement, the stock purchase contracts have been duly executed, issued and delivered in accordance with the purchase contract agreement, and the Company shall have received the consideration therefor as contemplated by the Prospectus and Registration Statement and approved by the Board of Directors of the Company.

5.	The Stock Purchase Units will be duly authorized and legally issued and will constitute the binding obligations of the Company in accordance with their terms when all other necessary corporate action has been taken to authorize and approve (i) the issuance and terms of the Stock Purchase Units, (ii) the execution and delivery of the purchase contract agreement and the Stock Purchase Contracts which are a component of the Stock Purchase Units, or (iii) the issuance and terms of the Debt Securities or the debt obligations of third parties, which may each be a component of the Stock Purchase Units, the terms of the offering thereof and related matters, and the Stock Purchase Units, the Stock Purchase Contracts, the Debt Securities, and debt obligations of third parties, as applicable, shall be duly executed, issued and delivered in accordance with the provisions of the applicable purchase contract agreement (in the case of the stock purchase contracts), the applicable Indenture (in the case of Debt Securities), or applicable indenture (in the case of debt obligations of third parties), and in each case the payment of the consideration therefor shall have been received as contemplated by the Prospectus and Registration Statement and approved by the Board of Directors of the Company.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	I express no opinion as to the laws of any jurisdiction other than the laws of the State of Missouri.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Mark C. Darrell

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